EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2005, accompanying the consolidated financial statements  incorporated by reference or included in the Annual Report of TF Financial Corporation on Form 10-K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said report in the Registration Statements of TF Financial Corporation on Form S-8 (File No. 33-87176, effective December 7, 1994, File No. 333-09235, effective July 31, 1996 and File No. 333-27085, effective May 14, 1997).

Philadelphia, Pennsylvania

March 25, 2005